                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated February 23, 2000 relating to the financial statements of Classic Cable, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Historical Consolidated Financial Data -- Classic Cable, Inc." in such Registration Statement.



PricewaterhouseCoopers LLP

Austin, Texas
April 12, 2000